                                                                    EXHIBIT 99.2

                                                                 [KEYSTONE LOGO]


FOR IMMEDIATE RELEASE
==============================================================================

            KEYSTONE PROPERTY TRUST ANNOUNCES SECOND QUARTER RESULTS


WEST CONSHOHOCKEN, PENNSYLVANIA, JULY 30, 2002 - Keystone Property Trust (NYSE:
KTR) (the "Company" or "Keystone") today announced its financial results for the second quarter of 2002.

For the three month period ended June 30, 2002, the Company reported Funds From Operations ("FFO") of $13.3 million, or $0.43 per diluted share, as compared to $12.5 million, or $0.43 per diluted share for the same quarter in 2001. This represents an increase on an aggregate basis of 6.7% and was in line on a per share basis with the same quarter last year.

Year-to-date, FFO was $26.5 million, or $0.85 per diluted share, as compared to $24.0 million, or $0.87 per diluted share for the six months ended June 30, 2001. This represents an increase on an aggregate basis of 10.6% and a decrease of 2.3% on a per share basis.

Net income for the quarter was $2.8 million, or $0.15 per diluted share, as compared with $2.3 million, or $0.17 per diluted share, for the second quarter of 2001. Net income for the second quarter was negatively impacted by an asset impairment charge of $1.4 million, or $0.06 per diluted share. This represents an increase in net income on an aggregate basis of 21.4% and a decrease of 11.7% on a per share basis.

Net income for the six months ended June 30, 2002 was $6.3 million, or $0.34 per diluted share, as compared with $1.6 million, or $0.12 per diluted share, for the six months ended June 30, 2001. This represents an increase in net income of approximately 297.4% on an aggregate basis and 183.3% on a per share basis.

SECOND QUARTER ACTIVITIES/HIGHLIGHTS

   o     Increased FFO 6.7% and achieved FFO per share equal to second quarter
         2001.

   o     Increased occupancy 60 basis points to 94.2% at the end of the quarter.

   o Leased approximately 2.5 million square feet - nearly 1.5 million square feet of new deals and over 1.0 million square feet of renewals representing 82% retention.

   o Leased 910,000 square feet of new speculative inventory (including 1 deal completed subsequent to the end of the quarter) resulting in approximately 50% occupancy at our development projects delivered within the last year.

   o Significantly improved occupancy in non-core industrial markets, particularly Greenville, SC where occupancy increased over 450 basis points to 93.0% from the first quarter of 2002.

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com

   o Industrial rents on renewals and new leases for the quarter increased 9.3% on a GAAP basis and 5.9% on a cash basis compared with expiring rents.

   o Same-Store Net Operating Income declined 1.0% in our Core Portfolio and declined 2.7% in the Consolidated Portfolio.

   o Declared a dividend of $0.325 per common share, an increase of 1.6% over the prior quarter's dividend.

   o Subsequent to the end of the quarter, disposed of a 66,000 square foot office building in Albany, NY and a 39,252 square foot industrial building in Indianapolis, IN.

   o Subsequent to the end of the quarter, the Board of Trustees elected Russell C. Platt to the Board. Mr. Platt joins Rodney B. Berens who was elected at the 2002 Annual Meeting of Shareholders.

OPERATING RESULTS

Keystone leased 2.5 million square feet during the second quarter and 4.1 million square feet year-to-date representing a 53.3% increase over the first 6 months of last year. For the quarter, the Company completed nearly 1.5 million square feet of new deals and over 1.0 million square feet of renewals. The Company's retention ratio increased to 81.5% for the second quarter, and now stands at 71.4% for the year, in-line with our historical norm.

The Company leased 910,000 square feet of new speculative inventory (including one deal completed subsequent to the end of the quarter), resulting in approximately 50% occupancy at our development projects delivered within the last year.

Industrial rents on renewals and new leases for the quarter increased 9.3% on a GAAP basis and 5.9% on a cash basis compared with expiring rents. New Jersey and Pennsylvania were two of the Company's strongest markets in terms of rent growth at 9.1% and 5.2% on a cash basis, respectively. South Carolina was the Company's weakest market as rents on renewals and new leases declined 2.2% compared to expiring rents.

Core Portfolio Same-Store Net Operating Income ("NOI") decreased 1.0% in the second quarter of 2002 compared to 2001's second quarter. The Core Same-Store portfolio is comprised of industrial properties that include approximately 45.2% of the total NOI for the second quarter. Economic occupancy at these properties was 94.0% for the quarter, a 3.0% decrease from the 97.0% in occupancy for the second quarter of 2001.

For the Consolidated Portfolio, second quarter Same-Store NOI decreased 2.7% compared to last year's second quarter. This was substantially due to a 2.0% decrease in economic occupancy, most of which was related to the New York office properties.

In New Jersey, occupancy was at 98.5% for the quarter with 426,000 square feet of leasing activity completed in the quarter. During the second quarter, Keystone signed a 5-year lease with LVMH for 333,000 square feet at Cranbury West Phase II at Exit 8A. Subsequent to the end of the quarter, the Company signed a 140,000 square foot lease for the balance of Cranbury West Phase II. Rents on new leases increased 11.0% over expiring rents for the quarter and 13.4% year-to-date.

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com

In Pennsylvania, occupancy was at 92.1% for the quarter with 1.0 million square feet of leasing activity during the quarter. Retention in Pennsylvania was at 76.1% for the second quarter. The Company leased 395,000 square feet of previously vacant space as occupancy increased from 89.2% at the end of the first quarter to 92.1% at the end of the second quarter. During the second quarter, the Company signed a short-term renewal for 489,000 square feet with Genco/Cumberland Distribution, a new lease for 133,055 square feet with Landis Warehouse, and a new lease for 133,728 square feet with Tri-State Electric. Rents on new leases increased 10.4% over expiring rents during the second quarter and 9.6% year-to-date.

In Indianapolis, occupancy was at 92.6% for the quarter. During the second quarter, the Company signed a new lease with a third-party logistics provider for 436,000 square feet in the new 800,000 square feet spec building that was completed in the first quarter. The end user for this ten year transaction is making a multi-million dollar investment in material handling equipment, and as such, the unique physical attributes of the building, such as 36' clear heights, flow through loading, and expanded trailer and car parking were paramount to the decision process.

Commenting on leasing and operating activity, Jeffrey E. Kelter, President and CEO of the Company, stated, "We are pleased with the volume and quality of leasing activity we were able to generate, particularly as it relates to lease-up of vacancy within our in-service portfolio and our speculative inventory. Our success year-to-date in attracting and retaining users to our larger footprint, high cube, more efficient distribution centers comes at the expense of the smaller second and third generation warehouses that today comprise the majority of the vacancy in our regional distribution markets. We view this as a clear affirmation of our investment focus on assets that have state-of-the-art logistics characteristics. From a user's perspective, more storage capacity combined with more efficient movement of goods are the variables that are driving occupancy outperformance for our new generation distribution center assets. The operating environment remains quite challenging, however, and there is still real pressure on rents. Our operating plan is to continue to drive occupancy gains and to improve same-store growth performance over the balance of this year."

CONFERENCE CALL

The Company will hold an investor/analyst conference call tomorrow, July 31st, beginning at 11:00 a.m. Eastern Time. The conference call may be joined by dialing (800) 289-0436, passcode 570984. A replay of the conference call will be available through August 14, 2002 until 8 p.m. Eastern Time. The telephone number for the replay is (719) 457-0820, passcode 570984. The conference call can also be accessed through our company website at WWW.KEYSTONEPROPERTY.COM under "Investor Relations." Additional information about Keystone's quarterly results can be accessed in our supplemental package, which is also posted under "Investor Relations."

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 122 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com
portfolio contains over 21 million square feet of big box distribution assets, with more than 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT: ALEATHIA M. HOSTER OF KEYSTONE PROPERTY TRUST (PHONE: 212-527-9900)

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com

           FINANCIAL SUMMARY FOR THE THREE AND SIX MONTH PERIODS ENDED
                             JUNE 30, 2002 AND 2001
           (IN THOUSANDS, EXCEPT FOR SHARES, RATIOS AND PER SHARE DATA)

                                                                   FOR THE THREE MONTHS ENDED        FOR THE SIX MONTHS ENDED
                                                                            JUNE 30,                         JUNE 30,
                                                                          (UNAUDITED)                       (UNAUDITED)
                                                                --------------------------------------------------------------
                                                                     2002              2001             2002              2001
                                                                     ----              ----             ----              ----
OPERATING DATA:
REVENUE:
Rents                                                           $     22,232      $     23,361      $     44,336      $     49,534
Reimbursement revenue and other                                        3,256             3,345             6,671             7,856
                                                                ------------      ------------      ------------      ------------
         Total revenue                                          $     25,488      $     26,706      $     51,007      $     57,390
                                                                ------------      ------------      ------------      ------------

OPERATING EXPENSES:
Property operating expenses                                            1,938             1,863             3,810             4,674
Real estate tax expense                                                2,483             2,316             5,051             5,094
General and administrative                                             1,908             2,118             3,954             4,284
Depreciation and amortization                                          5,585             5,100            10,891            13,831
Interest expense                                                       6,298             8,439            12,360            19,803
Provision for asset impairment                                         1,400                --             1,400                --
                                                                ------------      ------------      ------------      ------------
         Total operating expenses                               $     19,612      $     19,836      $     37,466      $     47,686
                                                                ------------      ------------      ------------      ------------

INCOME BEFORE EQUITY IN INCOME FROM EQUITY METHOD
INVESTMENTS AND GAINS ON SALES OF ASSETS                               5,876             6,870            13,541             9,704

EQUITY IN INCOME FROM EQUITY METHOD INVESTMENTS                          255               198               317                69

(LOSSES) GAINS ON SALES OF ASSETS                                         --                --              (430)              336
                                                                ------------      ------------      ------------      ------------

INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING
PARTNERSHIP, EXTRAORDINARY ITEMS AND INCOME ALLOCATED
TO PREFERRED SHAREHOLDERS                                              6,131             7,068            13,428            10,109

DISTRIBUTIONS TO PREFERRED UNITHOLDERS                                (1,446)           (1,932)           (2,892)           (3,863)

MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP               (950)           (1,211)           (2,164)             (626)

EXTRAORDINARY ITEMS-LOSS ON EARLY RETIREMENT OF DEBT                      --              (193)             (178)           (1,175)
                                                                ------------      ------------      ------------      ------------

INCOME BEFORE INCOME ALLOCATED TO PREFERRED SHAREHOLDERS               3,735             3,732             8,194             4,445

INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                              (937)           (1,428)           (1,875)           (2,855)
                                                                ------------      ------------      ------------      ------------

NET INCOME ALLOCATED TO COMMON SHAREHOLDERS                     $      2,798      $      2,304      $      6,319      $      1,590
                                                                ============      ============      ============      ============
EARNINGS PER COMMON SHARE - BASIC:

Net income per Common Share before extraordinary items          $       0.15      $       0.18      $       0.35      $       0.20
Extraordinary items                                                       --             (0.01)            (0.01)            (0.06)
                                                                ------------      ------------      ------------      ------------
Net income allocated to Common Share - Basic                    $       0.15      $       0.17      $       0.34      $       0.14
                                                                ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - BASIC                            18,618,724        13,640,254        18,518,421        11,503,525
                                                                ============      ============      ============      ============
EARNINGS PER COMMON SHARE - DILUTED:
Net income per Common Share before extraordinary items          $       0.15      $       0.18      $       0.35      $       0.18
Extraordinary items                                                       --             (0.01)            (0.01)            (0.06)
                                                                ------------      ------------      ------------      ------------
Net income per Common Share - Diluted                           $       0.15      $       0.17      $       0.34      $       0.12
                                                                ============      ============      ============      ============

WEIGHTED AVERAGE COMMON SHARES - DILUTED                          25,063,301        20,556,578        24,933,765        18,795,995
                                                                ============      ============      ============      ============


                                                                                              As of:
                                                                                  ------------------------------
BALANCE SHEET DATA:                                                                 June 30,
                                                                                      2002          December 31,
                                                                                   (unaudited)           2001
                                                                                  ------------      ------------
Real estate investments before accumulated depreciation                           $    818,856      $    817,977
Total assets                                                                           820,601           827,513
Total debt                                                                             441,107           435,136
Total liabilities                                                                      454,673           455,591
Limited Partners Minority Interest in Operating Partnership                             45,835            48,698
Convertible preferred units                                                             60,392            60,392
Stockholders' equity                                                                   259,701           262,832

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com

           FINANCIAL SUMMARY FOR THE THREE AND SIX MONTH PERIODS ENDED
                             JUNE 30, 2002 AND 2001
           (IN THOUSANDS, EXCEPT FOR SHARES, RATIOS AND PER SHARE DATA)


                                                                 FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                                                          JUNE 30,                          JUNE 30,
                                                                        (UNAUDITED)                        (UNAUDITED)
                                                              ----------------------------------------------------------------------
                                                                    2002             2001               2002             2001
                                                                    ----             ----               ----             ----
FUNDS FROM OPERATIONS:
INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING
PARTNERSHIP, EXTRAORDINARY ITEMS AND INCOME ALLOCATED
TO PREFERRED SHAREHOLDERS                                     $      6,131       $      7,068       $     13,428       $     10,109
(Less) Plus:
     Losses (gains) on sales of assets                                  --                 --                430               (336)
     Provision for asset impairment                                  1,400                 --              1,400                 --
     Depreciation and amortization related to real estate            5,585              5,100             10,891             13,831
     Depreciation and amortization related to equity
     investments                                                       180                294                344                352
                                                              ------------       ------------       ------------       ------------
FUNDS FROM OPERATIONS(1)                                      $     13,296       $     12,462       $     26,493       $     23,956
                                                              ============       ============       ============       ============

BASIC FFO PER SHARE                                           $       0.44       $       0.47       $       0.88       $       0.94
                                                              ============       ============       ============       ============

DILUTED FFO PER SHARE                                         $       0.43       $       0.43       $       0.85       $       0.87
                                                              ============       ============       ============       ============

FUNDS AVAILABLE FOR DISTRIBUTION:
     Funds from operations                                    $     13,296       $     12,462       $     26,493       $     23,956
     Rental income from straight line rents                           (862)              (615)            (1,308)            (1,436)
     Amortization of deferred financing costs                          280                471                540                932
     Building improvements                                            (224)              (384)              (303)              (550)
     Tenant improvements                                            (1,153)              (235)            (1,329)            (1,021)
     Leasing commissions                                              (231)              (288)            (1,619)            (1,247)
                                                              ------------       ------------       ------------       ------------
FUNDS AVAILABLE FOR DISTRIBUTION                              $     11,106       $     11,411       $     22,474       $     20,634
                                                              ============       ============       ============       ============

DILUTED FUNDS AVAILABLE FOR DISTRIBUTION PER SHARE            $       0.36       $       0.39       $       0.72       $       0.75
                                                              ============       ============       ============       ============

DILUTED WEIGHTED AVERAGE SHARES AND UNITS (2)                   31,284,195         29,277,472         31,154,659         27,516,889
                                                              ============       ============       ============       ============

DIVIDEND PAID PER COMMON SHARE                                $       0.32       $       0.31       $       0.64       $       0.62
                                                              ============       ============       ============       ============

FFO DIVIDEND PAYOUT RATIO                                             74.4%              72.1%              75.3%              71.3%
                                                              ============       ============       ============       ============

FAD DIVIDEND PAYOUT RATIO                                             88.9%              79.5%              88.9%              82.7%
                                                              ============       ============       ============       ============

(1) The Company calculates Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, Inc. definition. FFO is equal to net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization relating to real property, and after adjustments from unconsolidated partnerships and joint ventures. Management believes the presentation of FFO is a useful disclosure as a general measure of its performance, although the Company's FFO may not necessarily be comparable to similarly titled measurements of other REITs. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indication of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Diluted weighted average shares for 2002 and 2001, as shown above, include the convertible preferred shares and units on an as-converted basis.

          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com